Exhibit 15

Awareness of Independent Registered

Public Accounting Firm

We are aware that our report dated November 7, 2012, included with the Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, is incorporated by reference on Forms S-8 (Nos. 333-136645, 333-148763 and 333-151843) and Form S-3 (No. 333-164341). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of these registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

/s/ BKD, LLP

Little Rock, Arkansas

November 7, 2012